Exhibit 99.1

BEA TO ACQUIRE PLUMTREE SOFTWARE FOR USD$200 MILLION

Combination to Create the Multi-Platform Portal Leader

SAN JOSE, CA and SAN FRANCISCO – August 22, 2005 – BEA Systems, Inc. (NASDAQ: BEAS), and Plumtree Software, Inc. (NASDAQ:PLUM), today announced that the companies have entered into a definitive agreement under which BEA will acquire Plumtree for approximately USD$200 million in cash. Plumtree Software provides enterprise portal solutions to connect disparate work groups, IT systems and business processes. Its portfolio features the industry’s only cross-platform portal, running on both J2EE and .Net. By combining the Plumtree and BEA portal portfolios, BEA will be able to better provide customers with improved enterprise productivity by offering both collaborative and transactional portals across multiple platforms and application servers.

“The Portal is becoming the major point of integration in the enterprise,” said Alfred Chuang, chairman and chief executive officer, BEA Systems, Inc. “Customers will benefit from the powerful combination of BEA as the leader in portal, application and service infrastructure, and Plumtree, as the leader in portal and collaboration software. The acquisition of the Plumtree portfolio will make BEA the leading provider of the most open, extensible and standards-based J2EE, .Net and Service-Oriented platform in the industry.”

Under terms of the agreement, BEA will pay USD$5.50 per share, in cash, plus the assumption of outstanding Plumtree options, for a total transaction value of approximately USD$200 million. The acquisition is subject to regulatory approval, Plumtree shareholder approval and other customary closing conditions. The transaction is expected to close in the fall of calendar year 2005.

Upon close of the transaction, Plumtree will become a part of a new BEA product unit. BEA Chief Technology Officer and Executive Vice President, Mark Carges,

and Plumtree Software Chief Executive Officer, John Kunze, will lead the transition. Headquartered in San Francisco, Plumtree was founded in 1996 and has approximately 400 employees. Plumtree has more than 21 million worldwide users and more than 700 customers, including Airbus, Ford, Pratt & Whitney, Starbucks and the U.S. Navy.

“Plumtree’s core competency is cross-platform enterprise connectivity and productivity. We give people a place to collaborate and a face to their enterprise business processes or composite services,” said Kunze. “BEA’s ‘Think liquid.’ vision is powerful and completely aligned with the longstanding culture and aspirations of our team. We’re excited about becoming a part of the BEA team.”

The management teams of both companies will host a financial analyst and investor conference call today at 2:00 p.m. PDT. The call can be accessed at (888) 810-4232 (U.S.) or (706) 634-8069 (International). The conference call will also be webcast at http://www.bea.com/. For those unable to listen to the live conference call, a telephone replay will be available at (800) 642-1687 or (706) 645-9291 (reference code 8946018), through Oct. 22, 2005.

About BEA Systems, Inc.

BEA Systems, Inc. (NASDAQ: BEAS) is a world leader in enterprise infrastructure software, providing standards-based platforms to accelerate the secure flow of information and services. BEA product lines – WebLogic®, Tuxedo®, JRockit® and the new AquaLogic™ family of Service Infrastructure – help customers reduce IT complexity and successfully deploy Service-Oriented Architectures to improve business agility and efficiency. For more information, please visit at bea.com.

About Plumtree Software, Inc.

Plumtree Software is a technology leader, providing enterprise solutions to bridge disparate work groups, IT systems and business processes with its cross-platform portal. Plumtree Software continues to innovate, offering rich service-oriented environments to deliver composite applications that give customers the freedom and flexibility to support advanced user needs and business processes. Plumtree Software’s solutions provide significant business value to more than 21 million users worldwide. Customers include Airbus, Mazda, Pratt & Whitney and U.S. Navy. For more information, visit www.plumtree.com.

Contact Information

Media and Industry Analyst contact:

May Petry

BEA Systems, Inc.

+1-408-570-8704

May.Petry@bea.com

Financial analyst contact:

Kevin Faulkner

BEA Systems, Inc.

+1-408-570-8293

Kevin.Faulkner@bea.com

Legal Notice Regarding Forward-Looking Statements

Statements in this press release that are not of historical fact are forward-looking statements, including any statements regarding the plans, goals, strategies, focus, opportunities and objectives for our future operations, business or markets. Statements that include the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “continue,” “predict,” “growth,” “investment,” “commitment” or other comparable terminology, are also forward-looking statements. This press release includes forward-looking statements that involve risks and uncertainties, including statements regarding BEA’s ability to better provide customers to improved enterprise productivity; customers benefiting from the combination of BEA and Plumtree; the acquisition resulting in BEA as the leading provider of the most open, extensible and standards-based J2EE, .Net and Service-Oriented platform in the industry; the expectation that Mark Carges and John Kunze will lead the transition; and the expectation that the merger will close in the Fall of calendar year 2005.

Risks, uncertainties and assumptions include the possibility that the markets the products and services addressed by BEA and Plumtree may not develop as expected; that development of these products and services may not proceed as planned; that the merger does not close due to a material adverse change or effect in the business of Plumtree as specified in the merger documents; that the merger does not close due to the failure of any of the closing conditions to occur, such as the failure to achieve regulatory approval or the requisite shareholder vote; the risk that the companies may be required to modify aspects of the transaction to achieve regulatory approval, which modifications could adversely impact the benefits of the acquisition to BEA, Plumtree and their respective customers; the risk that changes to the markets and related technologies addressed by the merger could adversely impact the benefits of the merger to BEA,

Plumtree and their respective customers; the risk that that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty resulting from the planned acquisition; the risk that BEA and Plumtree are unable to successfully execute their integration strategies or achieve planned synergies; other risks that are described from time to time in BEA Systems’ and Plumtree’s Securities and Exchange Commission reports (including, but not limited to those factors detailed the section entitled “Risk Factors That May Impact Future Operating Results” on pages 32 through 45 of BEA’s report on Form 10-Q for the fiscal quarter ended July 31, 2005, and “Risk Factors that May Affect Our Future Results and the Market Price of Our Stock” on pages 24 through 37 of Plumtree’s report on Form 10-Q for the fiscal quarter ended June 30, 2005, and similar disclosures in subsequent BEA and Plumtree SEC filings). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, BEA’s or Plumtree’s results could differ materially from BEA’s or Plumtree’s expectations in these statements. Forward looking statements and risk factors are made as of information available to us today. BEA and Plumtree disclaim any obligation to update these forward looking statements.

Additional Information and Where to Find It

Plumtree has agreed to file a proxy statement in connection with the proposed acquisition with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PLUMTREE SOFTWARE AND THE PROPOSED TRANSACTION. The proxy statement will be mailed to the stockholders of Plumtree. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by going to Plumtree’s Investor Relations page on its corporate website at www.plumtree.com.

In addition, Plumtree and its officers and directors may be deemed to be participants in the solicitation of proxies from Plumtree’s stockholders with respect to the acquisition. A description of any interests that Plumtree’s officers and directors have in the acquisition will be available in the proxy statement. In addition, BEA may be deemed to be participating in the solicitation of proxies from Plumtree’s stockholders in favor of the approval of the acquisition. Information concerning BEA’s directors and executive officers is set forth in BEA’s proxy statements for its 2005 annual meeting of stockholders, which was filed with the SEC on May 16, 2005, and annual report on Form 10-K filed with the SEC on April 18, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to BEA’s Investor Relations page on its corporate website at www.bea.com.

Copyright © 2005 BEA Systems, Inc. All rights reserved. BEA, Built on BEA, Jolt, Joltbeans, Steelthread, Top End, Tuxedo, BEA WebLogic Server, BEA Liquid Data for WebLogic, and WebLogic are registered trademarks of BEA Systems, Inc. BEA AquaLogic, BEA AquaLogic Data Services Platform, BEA AquaLogic Enterprise Security, BEA AquaLogic Service Bus, BEA dev2dev Subscriptions, BEA eLink, BEA MessageQ, BEA WebLogic Communications Platform, BEA WebLogic Enterprise, BEA WebLogic Enterprise Platform, BEA WebLogic Enterprise Security, BEA WebLogic Express, BEA WebLogic Integration, BEA WebLogic Java Adapter for Mainframe, BEA WebLogic JDriver, BEA WebLogic Log Central, BEA WebLogic Network Gatekeeper, BEA WebLogic Platform, BEA WebLogic Portal, BEA JRockit, BEA WebLogic SIP Server, BEA WebLogic WorkGroup Edition, and BEA WebLogic Workshop are trademarks of BEA Systems, Inc. BEA Mission Critical Support is a service mark of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

Plumtree is a registered trademark of Plumtree Software, Inc. and/or its subsidiaries in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.